CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Hawaiian Tax-Free Trust and to the use of our reports dated May 27, 2009 on the financial statements and financial highlights of Hawaiian Tax-Free Trust. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                   /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 23, 2009